EXHIBIT 21


                                  SUBSIDIARIES
                                at March 1, 1997


                                                                  Incorporation

Wholly owned subsidiaries of BDM International, Inc.:
      The BDM Corporation of Saudi Arabia...............................Delaware
      BDM-Oklahoma, Inc.................................................Delaware
      BDM Technologies, Inc.............................................Delaware
      Vinnell Corporation...............................................Delaware
      BDM Europe BV..............................................The Netherlands

Wholly owned active subsidiaries of Vinnell Corporation:
      Logistics & Transportation Services, Inc..........................Delaware
      Vinnell Mining and Minerals Corporation.........................California

Wholly owned subsidiaries of BDM Europe BV:
      FACE Holding BV............................................The Netherlands
      LOGISTICON BV..............................................The Netherlands

Partially owned subsidiaries of BDM Europe BV:
      IABG Holding GmbH..................................................Germany
      Umwelttechnologie und Sanierungsmanagement GmbH....................Germany

Wholly owned subsidiary of IABG Holding GmbH:
      Industrieanlagen-Betriebsgesellschaft mit beschrankter Haftung.....Germany

Partially owned subsidiary of IABG Holding GmbH:
      Umwelttechnologie und Sanierungsmanagement GmbH....................Germany